                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-61735


PROSPECTUS
                                 $1,500,000,000

                          THE SHERWIN-WILLIAMS COMPANY

                                   SECURITIES
                              --------------------

         The Sherwin-Williams Company (the "Company") may offer from time to time the following types of securities (each a "Security" and collectively the "Securities"):

                  (i) debt securities, in one or more series, which may be senior debt securities or subordinated debt securities (the "Debt Securities"), in each case consisting of notes or other unsecured evidences of indebtedness;

                  (ii) shares of common stock, $1.00 par value per share (the "Common Stock"); and

                  (iii) warrants to purchase Debt Securities or Common Stock.

         The Securities will have an aggregate initial offering price of up to $1,500,000,000 or an equivalent amount in U.S. dollars if any Securities are denominated in a currency other than U.S. dollars or in currency units. The Securities may be offered separately or together in any combination and as separate series. The amounts, prices, form, designation, specific terms and offering terms of each issuance of Securities will be determined at the time of sale and will be set forth in a Prospectus Supplement.

         The Common Stock of the Company is traded on the New York Stock Exchange ("NYSE") under the symbol "SHW". On September 4, 1998, the last reported sale price of the Common Stock was $24 5/16. The Company has not yet determined whether any of the other Securities will be listed on the NYSE or other securities exchange. If the Company decides to seek listing of any Security on an exchange, the Prospectus Supplement relating thereto will disclose such exchange or market. Where applicable, the Prospectus Supplement will also contain information about certain material United States federal income tax considerations relating to the Securities.

         The Securities may be sold directly, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution". If any agents or underwriters are involved in the sale of any Securities, their names and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from the sale of Securities also will be set forth in a Prospectus Supplement.


                              --------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
             UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------




                The date of this Prospectus is September 8, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20459, and the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20459 at prescribed rates. In addition, such material may be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov. Such reports, proxy statements and other materials concerning the Company may also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company (Commission File No. 001-04851) with the Commission under the Exchange Act are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

         (c) The Company's Current Report on Form 8-K filed March 30, 1998;

         (d) The description of the Common Stock included in the Company's Registration Statement on Form S-8 filed with the Commission on April 28, 1989 under Section 12 of the Securities Exchange Act of 1934; and

         (e) The description of the Company's Cumulative Redeemable Serial Preferred Stock Purchase Rights (the "Rights") associated with the Common Stock included in the Company's Registration Statement on Form 8-A filed with the Commission on April 24, 1997 under Section 12 of the Securities Exchange Act of 1934.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Securities, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superceded shall not be deemed to constitute a part hereof except as so modified or superseded.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents unless such exhibits are also specifically incorporated by reference herein. Requests for such copies should be directed to The Sherwin-Williams Company, 101 Prospect Avenue, N.W., Cleveland, Ohio 44115-1075,
Attention: Corporate Secretary; telephone number (216) 566-2000.

                                   THE COMPANY

         The Company, which was first incorporated under the laws of the State of Ohio eighteen years after its founding in 1866, is engaged in the manufacture, distribution and sale of paints, coatings and related products to professional, industrial, commercial and retail customers.

         The Company's principal executive offices are located at 101 Prospect Avenue, N.W., Cleveland, Ohio 44115-1075, and its telephone number is (216) 566-2000.

                                 USE OF PROCEEDS

         Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include repayment of indebtedness, acquisitions, additions to working capital and capital expenditures. Additional information on the use of net proceeds from the sale of any particular Security will be set forth in the Prospectus Supplement relating to such Security.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's consolidated ratios of earnings to fixed charges for each of 1997, 1996, 1995, 1994 and 1993 and for the six months ended June 30, 1998 and 1997 on a historical basis.

                                           Six Months Ended
                                               June 30,                        Year Ended December 31,
                                               --------             --------------------------------------------
                                           1998         1997       1997       1996      1995       1994      1993
                                           ----         ----       ----       ----      ----       ----      ----

Ratio of earnings                           3.1         2.9         3.2       3.9        4.2       4.1        3.7
     to fixed charges *


* For purposes of computing such ratio, earnings consist of income before income taxes and the cumulative effect of accounting changes plus fixed charges, and fixed charges consist of interest expense and gross rent expense.

                         DESCRIPTION OF DEBT SECURITIES

         The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the following description.

         The Debt Securities may be issued, from time to time, in one or more series, and will constitute either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). Senior Debt Securities may be issued from time to time under the indenture dated as of February 1, 1996 (the "Senior Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Senior Trustee"). A copy of the form of Senior Indenture has been filed as an exhibit to the Registration Statement (file no. 333-01093) filed with the Commission on February 20, 1996 and is incorporated by reference herein. Subordinated Debt Securities may be issued from time to time under an indenture (the "Subordinated Indenture") to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Trustee") A copy of the form of Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part and is incorporated herein by reference.

         The Senior Indenture and the Subordinated Indenture are referred to herein individually as an "Indenture" and, collectively, as the "Indentures", and the Senior Trustee and the Subordinated Trustee are referred to herein individually as the "Trustee" and collectively as the "Trustees". The forms of Indentures are filed, or incorporated by reference, as exhibits to the Registration Statement. Capitalized terms used in this section which are not otherwise defined in the Prospectus shall have the meanings set forth in the Indenture to which they relate. The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and qualified in their entirety by express reference to, all the provisions of the Indentures, including the definitions therein of certain terms.

GENERAL

         Neither Indenture limits the aggregate principal amount of Debt Securities that can be issued thereunder. The Debt Securities may be issued in one or more series as may be authorized from time to time by the Company. Reference is made to the applicable Prospectus Supplement for the following terms of the Debt Securities with respect to which such Prospectus Supplement is being delivered:

         (a) The title of the Debt Securities to be offered;

         (b) Any limit on the aggregate principal amount of the Debt Securities to be offered that may be authenticated and delivered under an Indenture;

         (c) The date or dates on which the principal and premium with respect to the Debt Securities to be offered are payable;

         (d) The rate or rates (which may be fixed or variable) at which the Debt Securities to be offered shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

         (e) The place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee, where the principal, premium, and interest with respect to Debt Securities to be offered shall be payable;

         (f) The price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities to be offered may be redeemed, in whole or in part, at the option of the Company or otherwise;

         (g) The obligation, if any, of the Company to redeem, purchase, or repay Debt Securities to be offered pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligations;

         (h) The terms, if any, upon which the Debt Securities to be offered may be convertible into or exchanged for Common Stock, other Debt Securities, or warrants for Common Stock or Debt Securities, and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period, and any other additional provisions;

         (i) If other than denominations of $1,000 or any integral multiple thereof, the denominations in which Debt Securities to be offered shall be issuable;

         (j) If the amount of principal, premium, if any, or interest with respect to the Debt Securities to be offered may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

         (k) If the principal amount payable at the stated maturity of Debt Securities to be offered will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

         (l) Any changes or additions to the provisions of the applicable Indenture dealing with defeasance, including the addition of additional covenants that may be subject to the Company's covenant defeasance option;

         (m) If other than such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, the coin or currency in which payment of the principal, premium, if any, and interest with respect to Debt Securities to be offered shall be payable, and if necessary, the manner of determining the equivalent thereof in United States currency;

         (n) If other than the principal amount thereof, the portion of the principal amount of Debt Securities to be offered that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

         (o) Any addition to or change in the Events of Default with respect to the Debt Securities to be offered and any change in the right of the Trustee or the holders to declare the principal, premium, if any, and interest with respect to such Debt Securities due and payable;

         (p) If the Debt Securities to be offered shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Debt Securities in definitive registered form, the Depositary for such Global Security, and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to in the Indenture;

         (q) Any trustee, authenticating or paying agents, transfer agents, or registrars;

         (r) The applicability of, and any addition to or change in, the covenants and definitions then set forth in the applicable Indenture or in the terms then set forth in such Indenture relating to permitted consolidations, mergers, or sales of assets, including conditioning any merger, conveyance, transfer, or lease permitted by such Indenture upon the satisfaction of an indebtedness coverage standard by the Company and any successor to the Company;

         (s) The terms, if any, of any guarantee of the payment of principal, premium, and interest with respect to Debt Securities to be offered and any corresponding changes to the provision of the applicable Indenture as then in effect;

         (t) The terms, if any, of the transfer, mortgage, pledge, or assignment as security for the Debt Securities to be offered of any properties, assets, moneys, proceeds, securities, or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the applicable Indenture as then in effect;

         (u) With regard to Debt Securities to be offered that do not bear interest, the dates for certain required reports to the Trustee; and

         (v) Any other terms of the Debt Securities to be offered (which terms shall not be prohibited by the provisions of the applicable Indenture).



         The Prospectus Supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of Debt Securities to which such Prospectus Supplement relates, including those applicable to (i) Debt Securities with respect to which payments of principal, premium, if any, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (ii) Debt Securities with respect to which principal, premium, if any, or interest is payable in a foreign or composite currency, (iii) Debt Securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Original Issue Discount Debt Securities"), and
(iv) variable rate Debt Securities that are exchangeable for fixed rate Debt Securities.

         Payments of interest on Registered Securities may be made at the option of the Company by check mailed to the registered holders thereof or, if so provided in the applicable Prospectus Supplement, at the option of a holder by wire transfer to an account designated by such holder.

         Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States or at the office of the Trustee or the Trustee's agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the

Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

         All funds paid by the Company to a paying agent for the payment of principal, premium, if any, or interest with respect to any Debt Securities that remain unclaimed at the end of two years after such principal, premium, or interest shall have become due and payable will be repaid to the Company, and the holders of such Debt Securities will thereafter look only to the Company for payment thereof.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         The payment of principal of, and interest on, the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture and as also may be described in the applicable Prospectus Supplement, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company. "Senior Indebtedness" of the Company (as defined in the Subordinated Indenture) means, with certain exceptions, the principal of, and premium, if any, and interest and other amounts due on or in connection with any Indebtedness of the Company incurred, assumed, or Guaranteed (as defined in the Subordinated Indenture) by the Company, whether outstanding on the date of the Subordinated Indenture or thereafter incurred, assumed, or Guaranteed and all renewals, extensions and refundings of any such Indebtedness of the Company. The term "Indebtedness" as used in the previous sentence means, with respect to the Company, (i) the principal of, and premium, if any, in respect of indebtedness of the Company for borrowed money, (ii) the principal of, and premium, if any, in respect of obligations of the Company evidenced by bonds, debentures, notes or similar instruments, (iii) all Capitalized Lease Obligations (as defined in the Subordinated Indenture) of the Company, (iv) all obligations of the Company to pay the deferred and unpaid purchase price of property or services (except Trade Payables, as defined in the Subordinated Indenture), (v) all obligations of the Company in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iv) above) entered into in the ordinary course business of the Company to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by the Company of a demand for reimbursement following on the letter of credit, (vi) all Indebtedness of other persons secured by a Lien (as defined in the Subordinated Indenture) on any asset of the Company, whether or not such Indebtedness is assumed by the Company; provided however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other persons, (vii) all Indebtedness of other persons to the extent Guaranteed by the Company, and (viii) to the extent not otherwise included in this definition, obligations in respect of Hedging Obligations (as defined in the Subordinated Indenture). Notwithstanding the foregoing, the term "Indebtedness" excludes (i) any indebtedness of the Company or any Subsidiary (as defined in the Indenture) to the Company or another Subsidiary, and (ii) any Guarantee by the Company or any Subsidiary of indebtedness of the Company or another Subsidiary.

         Upon any distribution of assets of the Company upon dissolution, winding up, liquidation, or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, the holders of all Senior Indebtedness shall first be entitled to receive payment in full in accordance with the terms of such Senior Indebtedness of the principal thereof or premium, if any, and the interest due thereon before the holders of Subordinated Debt Securities are entitled to receive any payment upon the principal of or premium, if any, or interest on Indebtedness evidenced by the Subordinated Debt Securities. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Indebtedness, beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, or would occur as a result of the payment of principal of, or interest on, the Subordinated Debt Securities, permitting the holders of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal of, or interest on, the Subordinated Debt Securities, or in respect of any retirement, purchase, or other acquisition of any of the Subordinated Debt Securities shall be made by the Company.

         This subordination of the Subordinated Debt Securities will not prevent the occurrence of any event of default with respect to the Subordinated Debt Securities. The Subordinated Indenture does not provide for any limitation on the issuance of additional Senior Indebtedness.

GLOBAL SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities. A Global Security is a Debt Security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding Debt Securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A Global Security will be deposited with, or on behalf of, a Depositary, which will be identified in the Prospectus Supplement relating to such Debt Securities. Global Securities may be issued in only fully registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by the Depositary or any nominee of the Depositary to a successor Depositary or any nominee of such successor.

         The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities. The Company anticipates that the following provisions will generally apply to depositary arrangements.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with the Depositary ("participants"). Such accounts shall be designated by the dealers or underwriters with respect to such Debt Securities or, if such Debt Securities are offered and sold directly by the Company or through one or more agents, by the Company or such agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any of such Debt Securities in definitive form, and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository for such Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

         Payments of principal, premium, if any, and interest with respect to individual Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner or holder of such Global Security. Neither the Company, the Trustee, any paying agent or registrar for such Debt Securities, or any agent of the Company or the Trustee will have any responsibility or liability for (i) any aspect of the records relating to or payments made by the Depositary, its nominee, or any participants on account of beneficial interests in the Global Security or for maintaining, supervising, or reviewing any records relating to such beneficial interests,
(ii) the payment to the owners of beneficial interests in the Global Security of amounts paid to the Depositary or its nominee, or (iii) any other matter relating to the actions and practices of the Depositary, its nominee, or its participants. Neither the Company, the Trustee, any paying agent or registrar for such Debt Securities, or any agent of the Company or the Trustee will be liable for any delay by the Depositary, its nominee, or any of its participants in identifying the owners of beneficial interests in the Global Security, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes.

         The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium, if any, or interest with respect to a definitive Global Security representing any of such Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security, as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name". Such payments will be the responsibility of such participants.

         If the Depositary for a series of Debt Securities is at any time unwilling, unable, or ineligible to continue as depositary, the Company shall appoint a successor depositary. If a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine no longer to have Debt Securities of a series represented by a Global Security and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. Furthermore, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee, and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO SENIOR DEBT SECURITIES

         The following discussion of certain covenants which restricts the Company's ability to create certain liens and enter into certain sale/leaseback transactions applies only to the Senior Indenture and the Senior Debt Securities issued under such Senior Indenture.

         Limitation on Liens

         As required under the Senior Indenture, unless otherwise provided in the Prospectus Supplement, the Company and its Restricted Subsidiaries will not create any Liens on any Principal Property or shares of capital stock of any Restricted Subsidiary unless Senior Debt Securities then outstanding are equally and ratably secured, with certain exceptions, including but not limited to: (i) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (including government contracts, but excluding contracts for the payment of indebtedness) or other obligations of like nature, in each case incurred in the ordinary course of business, (ii) statutory and tax Liens for sums not yet due or delinquent or being contested in good faith by appropriate proceedings, (iii) certain encumbrances and easements, (iv) Liens existing at the date of the Indenture, (v) Liens securing only Indebtedness of a Wholly Owned Subsidiary of the Company to the Company or one or more Wholly Owned Subsidiaries of the Company, (vi) Purchase Money Liens, (vii) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person, provided that such Liens are not created in connection with such other Person becoming a Subsidiary of such Person, (viii) Liens securing a Hedging Obligation, (ix) Liens created in connection with a tax-free financing, (x) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Subsidiaries, (xi) rights of a common owner of any interest in property, (xii) Liens placed upon any real property owned or acquired by the Company or any of its Subsidiaries securing Indebtedness in an amount up to 80% of the fair market value of such real property, (xiii) Liens to secure any refinancing, refunding, extension, renewal or replacement of any Indebtedness secured by certain permitted Liens, and (xiv) additional Liens not to exceed a total of 15% of Consolidated Net Tangible Assets.

         Limitation on Sale/Leaseback Transactions

         As required by the Senior Indenture, the Company and its Restricted Subsidiaries shall not enter into any Sale/Leaseback Transaction with respect to any Principal Property unless (i) the Company or such Restricted Subsidiary would be entitled to create a Lien on such Principal Property securing Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction without securing the Senior Debt Securities pursuant to the provisions described above under "-- Limitation on Liens," or
(ii) the Company, within six months from the effective date of such Sale/Leaseback Transaction, applies an amount equal to the Attributable

Indebtedness with respect to such Sale/Leaseback Transaction to the voluntary defeasance or retirement of Senior Debt Securities or other Indebtedness ranking pari passu with the Senior Debt Securities; provided that the foregoing will not prevent the Company or any Restricted Subsidiary from (x) entering into any Sale/Leaseback Transaction involving a lease with a term of less than three years, or (y) entering into any Sale/Leaseback Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

CERTAIN ADDITIONAL COVENANTS OF THE COMPANY

         Limitation on Consolidations and Mergers

         The Company covenants under both the Senior Indenture and the Subordinated Indenture that the Company shall not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (in one transaction or a series of related transactions) to another entity unless such entity is a corporation that assumes all the obligations under the Debt Securities and the Indentures and certain other conditions are met (whereupon all such obligations of the Company shall terminate).

EVENTS OF DEFAULT AND REMEDIES

         The following events are defined in the Indentures as "Events of Default" with respect to a series of Debt Securities:

         (a) Default in the payment of any installment of interest on any Debt Securities of that series, as and when the same shall become due and payable and continuance of such default for a period of 30 days;

         (b) Default in the payment of all or any part of the principal or premium with respect to any Debt Securities of that series as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase, or otherwise;

         (c) Default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same shall become due and payable and continuance of such default for a period of 30 days;

         (d) Failure on the part of the Company to comply with the provisions of the Indentures relating to consolidations, mergers, and sales of assets;

         (e) Failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debt Securities of that series, in the applicable Indenture with respect to such series, or in any supplemental Indenture with respect to such series (other than covenants or agreements included solely by or for the benefit of a series of Debt Securities thereunder other than that series) continuing for a period of ninety (90) days after the date on which written notice specifying such failure and requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

         (f) The Company or any of its "Significant Subsidiaries" (defined as any subsidiary of the Company that would be a "significant subsidiary" as defined in Rule 405 under the Securities Act as in effect on the date of the Indenture) shall (i) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency, or similar law, (ii) consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, or similar official for the Company or any such Significant Subsidiary or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due, (vii) take corporate action for the purpose of effecting any of the foregoing, or (viii) take any comparable action under any foreign laws relating to insolvency of the Company or any Significant Subsidiary;

         (g) The entry of an order or decree by a Court having competent jurisdiction for (i) relief with respect to the Company or any of its Significant Subsidiaries or a substantial part of any of their property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency, or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, or similar official for the Company or any such Significant Subsidiary or for a substantial part of any of their property (except any decree or order appointing such official of any Significant Subsidiary pursuant to a plan under which the assets and operations of such Significant Subsidiary are transferred to or combined with another Subsidiary or Subsidiaries of the Company or to the Company), or (iii) the winding-up or liquidation of the Company or any such Significant Subsidiary (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Significant Subsidiary pursuant to a plan under which the assets and operations of such Significant Subsidiary are transferred to or combined with another Subsidiary or Subsidiaries of the Company or to the Company), and such order or decree shall continue unstayed and in effect for sixty (60) consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for sixty (60) consecutive days; and

         (h) Any other Event of Default provided with respect to Debt Securities of that series.

An Event of Default with respect to one series of Debt Securities is not necessarily an Event of Default for another series of Debt Securities.

         If an Event of Default described in clause (a), (b), (c), (d), (e), (f) (other than with respect to the Company), (g) (other than with respect to the Company) or (h) above occurs and is continuing with respect to any series of Debt Securities, unless the principal and interest with respect to all the Debt Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series (each such series voting as a separate class) then outstanding may declare the principal amount (or, if Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in such series) of and interest on all the Debt Securities of such series due and payable immediately. If an Event of Default described in clause
(f) or (g) (in each case with respect to the Company) above occurs, unless the principal and interest with respect to all the Debt Securities of all series shall have become due and payable, the principal amount (or, if any series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in such series) of and interest on all Debt Securities of all series then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Debt Securities.

         If an Event of Default occurs and is continuing, the Trustee shall be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provisions of the Debt Securities of the affected series or the applicable Indenture, to prosecute any such action or proceeding to judgment or final decree, and to enforce any such judgment or final decree against the Company or any other obligor on the Debt Securities of such series. In addition, if there shall be pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the Debt Securities, or if a receiver, trustee, or similar official shall have been appointed for its property, the Trustee shall be entitled and empowered to file and prove a claim for the whole amount of principal, premium, and interest (or, in the case of Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the Debt Securities. No holder of any Debt Security of any series shall have any right to institute any action or proceeding upon or under or with respect to the applicable Indenture, for the appointment of a receiver or trustee, or for any other remedy, unless
(i) such holder previously shall have given to the Trustee written notice of an Event of Default with respect to Debt Securities of that series and of the continuance thereof, (ii) the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series (each such series voting as a separate class) shall have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request, and offer of indemnity shall have failed to institute such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to the provisions of the Indenture.

         Prior to the acceleration of the maturity of the Debt Securities of any series, the holders of a majority in aggregate principal amount of the Debt Securities of that series at the time outstanding may, on behalf of the holders of all Debt Securities of that series, waive any past default or Event of Default and its consequences for that series, except (i) a default in the payment of the principal, premium, if any, or interest with respect to such Debt Securities, or (ii) a default with respect to a provision of the applicable Indenture that cannot be amended without the consent of each holder affected thereby. In case of any such waiver, such default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for all purposes, and the Company, the Trustee, and the holders of the Debt Securities of that series shall be restored to their former positions and rights under the applicable Indenture.

         The Trustee shall promptly after the occurrence of a default known to it with respect to a series of Debt Securities, give to the holders of the Debt Securities of such series notice of all uncured defaults with respect to such series known to it, unless such defaults shall have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, if any, or interest with respect to the Debt Securities of such series or in the making of any sinking fund payment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such Debt Securities.

MODIFICATION OF THE INDENTURES

         The Company and either the Senior Trustee or the Subordinated Trustee, as the case may be, may enter into supplemental indentures without the consent of the holders of Debt Securities for one or more of the following purposes:

         (a) To evidence the succession of another person to the Company pursuant to the provisions of the applicable Indenture relating to consolidations, mergers, and sales of assets and the assumption by such successor of the covenants, agreements, and obligations of the Company in the applicable Indenture and in the Debt Securities;

         (b) To surrender any right or power conferred upon the Company by the applicable Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of Debt Securities as the Board of Directors of the Company shall consider to be for the protection of the holders of such Debt Securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the applicable Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental Indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default, or may limit the right of holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such default);

         (c) To cure any ambiguity or to correct or supplement any provision contained in the applicable Indenture, in any supplemental Indenture, or in any Debt Securities that may be defective or inconsistent with any other provision contained therein;

         (d) To modify or amend the applicable Indenture in such a manner as to permit the qualification of such Indenture or any supplemental Indenture under the Trust Indenture Act as then in effect;

         (e) To convey, transfer, assign, mortgage, or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the applicable Indenture as shall not adversely affect the interests of any holders of Debt Securities of any series;

         (f) To comply with the provisions of the applicable Indenture relating to consolidations, mergers, and sales of assets;

         (g) To add guarantees with respect to the Debt Securities or to secure the Debt Securities;

         (h) To make any change that does not adversely affect the rights of any holder;

         (i) To add to, change, or eliminate any of the provisions of the applicable Indenture with respect to one or more series of Debt Securities, so long as any such addition, change or elimination not otherwise permitted under the applicable Indenture shall (i) neither apply to any Debt Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such Debt Security with respect to such provision or (ii) become effective only when there is no such Debt Security outstanding;

         (j) To evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the applicable Indenture by more than one Trustee; and

         (k) To establish the form or terms of Debt Securities as described under "Description of Debt Securities - General" above.

         With the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected thereby, the Company and the Trustee may from time to time and at any time enter into a supplemental Indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the applicable Indenture or of any supplemental Indenture or of modifying in any manner the rights of the holder of the Debt Securities of such series; provided, however, that without the consent of the holders of each Debt Security so affected, no such supplemental Indenture shall (i) reduce the percentage in principal amount of Debt Securities of any series whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Debt Security, (iii) reduce the principal of or extend the stated maturity of any Debt Security, (iv) reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed,
(v) make any Debt Security payable in a currency other than that stated in the Debt Security, (vi) release any security that may have been granted with respect to the Debt Securities, or (vii) make any change in the provisions of the applicable Indenture relating to waivers of defaults or amendments that require unanimous consent.

         Modifications Specific to the Subordinated Indenture

         The Subordinated Indenture provides that the Company and the Trustee may not modify the provisions of the Subordinated Indenture with respect to the subordination provisions of any series of Subordinated Debt Securities or the definition of Senior Indebtedness in a manner adverse to the holders of Subordinated Debt Securities, without first obtaining the consent of the holders of each Subordinated Debt Security so affected. The Subordinated Indenture also provides that the Company and the Trustee may not amend the Subordinated Indenture to alter the subordination of any of the outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

CONSOLIDATION, MERGER, AND SALE OF ASSETS

         The Company may not consolidate with or merge with or into any person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (in one transaction or a series of related transactions), unless the following conditions have been satisfied:

         (a) Either (i) the Company shall be the continuing person in the case of a merger, or (ii) the resulting, surviving, or transferee person, if other than the Company (the "Successor Company"), shall be a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and shall expressly assume all of the obligations of the Company under the Debt Securities and the Indentures;

         (b) Immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no Default or Event of Default under either Indenture would occur or be continuing; and

         (c) The Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer complies with the Indentures.

SATISFACTION AND DISCHARGE OF AN INDENTURE; DEFEASANCE

         An Indenture shall generally cease to be of any further effect with respect to a series of Debt Securities if (i) the Company has delivered to the Trustee for cancellation all Debt Securities of such series (with certain limited exceptions), or (ii) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall have deposited with the Trustee as trust funds the entire amount sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all taxes or other charges and assessments in respect thereof payable by the Trustee to pay at maturity or upon redemption all such Debt Securities, no default with respect to the Debt Securities has occurred and is continuing on the date of such deposit, such deposit does not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party and the Company delivered an officers' certificate and an opinion of counsel each stating that such conditions have been complied with (and if, in either case, the Company shall also pay or cause to be paid all other sums payable under the applicable Indenture by the Company).

         In addition, the Company shall have a "legal defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, all of its obligations under such Debt Securities and the Indenture with respect to such Debt Securities) and a "covenant defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, its obligations with respect to such Debt Securities under certain specified covenants contained in the applicable Indenture). If the Company exercises its legal defeasance option with respect to a series of Debt Securities, payments of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default related to the specified covenants.

         The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if (i) the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations (as defined in the Indentures) for the payment of principal, premium, if any, and interest with respect to such Debt Securities to maturity or redemption, as the case may be, (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the Debt Securities of such series to maturity or redemption, as the case may be, (iii) 91 days pass after the deposit is made and during the 91 day period no default described in clauses (f) or (g) under "Description of Debt Securities - Events of Default and Remedies" above with respect to the Company occurs that is continuing at the end of such period,
(iv) the deposit does not constitute a default under any other agreement binding on the Company, (v) the Company delivers to the Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (vi) the Company shall have delivered to the Trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance, and
(vii) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by the applicable Indenture have been complied with.

         The Trustee shall hold in trust cash or U.S. Government Obligations deposited with it as described above and shall apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the Debt Securities of the defeased series.

THE TRUSTEE

         The Company may appoint a separate Trustee for any series of Debt Securities. As used herein in the description of a series of Debt Securities, the term "Trustee" refers to the Trustee appointed with respect to such series of Debt Securities. In addition, the Company has the right to replace the Trustee under certain circumstances, including (subject to certain conditions) if the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation or banking association.

         The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own Debt Securities.

                           DESCRIPTION OF COMMON STOCK

         The Company may issue, from time to time, shares of its common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of the Company's Amended Articles of Incorporation, the Company's Regulations and the applicable Prospectus Supplement.

GENERAL

         Under the Company's Amended Articles of Incorporation, the Company has the authority to issue 300,000,000 shares of common stock, par value $1.00 per share ("Common Stock"). As of July 31, 1998, the Company had 172,895,006 shares of Common Stock outstanding. Each share of Common Stock shall be equal to every other share of Common Stock. The outstanding shares of Common Stock are, and the shares offered hereby will be, validly issued, fully paid and nonassessable and the holders thereof are not and will not be subject to any liability as shareholders.

         The Company's Amended Articles of Incorporation authorize the Company to issue 30,000,000 shares of Serial Preferred Stock, without par value ("Serial Preferred Stock") of which 3,000,000 shares, without par value, have been designated as Cumulative Redeemable Serial Preferred Stock ("Cumulative Redeemable Serial Preferred Stock"). As of July 31, 1998 the Company had no shares of Serial Preferred Stock outstanding. The Common Stock is, however, subject to the rights of any outstanding shares of any series of the Serial Preferred Stock which the Company may issue from time to time.

DIVIDENDS

         Subject to the rights of any series of the Serial Preferred Stock, the holders of shares of Common Stock will be entitled to receive dividends on such Common Stock out of assets legally available for distribution, when, as and if authorized and declared by the Company's Board of Directors. The payment of dividends on the Common Stock will be a business decision to be made by the Company's Board of Directors from time to time based upon the results of operations and financial condition of the Company and such other factors as the Company's Board of Directors considers relevant. So long as any Serial Preferred Stock is outstanding, no dividends, except a dividend payable in Common Stock or other shares ranking junior to the Serial Preferred Stock, if any, shall be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Serial Preferred Stock, nor shall any Common Stock or any other shares ranking junior to the Serial Preferred Stock be purchased, retired or otherwise acquired by the Company (except out of the proceeds of the sale of Common Stock or other shares ranking junior to the Serial Preferred Stock received by the Company subsequent to August 31, 1966) unless (i) all accrued and unpaid dividends on Serial Preferred Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart, and (ii) there shall be no arrearages with respect to the redemption of Serial Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of the Amended Articles of Incorporation. Payment of dividends on the Common Stock may be restricted by loan agreements, indentures, and other transactions entered into by the Company from time to time. The applicable Prospectus Supplement will describe any material contractual restrictions on dividend payments.

VOTING RIGHTS

         Holders of shares of Common Stock are entitled to one vote per share on all matters presented to the shareholders. Except as otherwise provided in the Amended Articles of Incorporation or as required by law, the holders of the Serial Preferred Stock and the holders of the Common Stock shall vote together as one class on all matters. The Company's Amended Articles of Incorporation prevent any shareholder from cumulating his voting power.

         Except as outlined below or otherwise expressly required by statute, the vote, consent, waiver or release of the holders of shares of Common Stock entitling them to exercise a majority of the voting power of the Company, or class if a class vote is required, shall be sufficient for any purpose requiring the vote, consent, waiver or release of the holders of such shares. However, the affirmative vote (i) of the holders of shares entitling them to exercise two-thirds of the voting power of the Company, and (ii) of the holders of two-thirds of the shares of Common Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Common Stock shall vote separately as a class, shall be necessary:

         (a) To approve the (i) the sale, exchange, lease, transfer or other disposition by the Company of all, or substantially all, of its assets or business to the related corporation or an affiliate of a related corporation,
(ii) the consolidation of the Company with or its merger into a related corporation or an affiliate of a related corporation, (iii) the merger into the Company of a related corporation or an affiliate of a related corporation, or
(iv) a combination or majority share acquisition in which the Company is the acquiring corporation and its voting shares are issued or transferred to a related corporation or an affiliate of a related corporation or to shareholders of a related corporation or an affiliate of a related corporation;

         (b) To approve any agreement, contract or other arrangement with a related corporation providing for any of the transactions described in subparagraph (a) above; or

         (c) To effect any amendment of the Amended Articles of Incorporation of the Company which changes the voting provisions described above.

         For the purpose of the above voting requirements: (i) a "related corporation" in respect of a given transaction shall be any corporation which, together with its affiliates and associated persons, owns of record or beneficially, directly or indirectly, more than five percent (5%) of the shares of any outstanding class of stock of the

Company entitled to vote upon such transaction, as of the record date used to determine the shareholders of the Company entitled to vote upon such transaction, (ii) an "affiliate" of a related corporation shall be any individual, joint venture, trust, partnership or corporation which, directly or indirectly through one or more intermediaries, controls, or its controlled by, or is under common control with, the related corporation, (iii) an "associated person" of a related corporation shall be any officer or director or any beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity security, of such related corporation or any of its affiliates, and (iv) the terms "combination", "majority share acquisition" and "acquiring corporation" shall have the same meaning as that contained in Section 1701.01 of the Ohio General Corporation Law or any similar provision hereafter enacted.

RIGHT TO ACQUIRE SHARES

         The Company may from time to time, pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Company of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine. The Company's right to acquire shares of the Company is subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Company outstanding at the time of the purchase or acquisition in question.

LIQUIDATION RIGHTS

         In the event of a liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of any outstanding Serial Preferred Stock (including accrued and unpaid dividends thereon, if any).

ABSENCE OF OTHER RIGHTS

         Holders of Common Stock have no preferences, preemptive, conversion or exchange rights.

TRANSFER AGENT; LISTING

         The Bank of New York is the transfer agent and registrar for the Company's Common Stock. The shares of Common Stock are listed in the New York Stock Exchange under the symbol "SHW".

RIGHTS PLAN

         On April 23, 1997, the Board of Directors of the Company adopted a shareholder's rights plan ("Rights Plan"). In connection therewith, the Board declared a dividend distribution consisting of one right (a "Right") to purchase one one-hundredth (1/100) of a share of Cumulative Redeemable Serial Preferred Stock of the Company, for each share of Common Stock of the Company outstanding as of May 6, 1997 (the "Record Date"). When exercisable, each Right entitles the registered holder to purchase one one-hundredth (1/100) of a share of the Cumulative Redeemable Serial Preferred Stock for one hundred ten dollars ($110.00), subject to adjustment (the "Purchase Price").

         The Rights will become exercisable after the "Distribution Date" which shall be the earlier of (i) the first date of public announcement by the Company that a person or group of affiliated persons ("Acquiring Person") has become the beneficial owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person or group of affiliated persons who has reported or may report such ownership on Schedule 13G under the Exchange Act) of the outstanding Common Stock, or (ii) ten business days, or such later date as specified by the Board of Directors, after the commencement of a tender offer or exchange offer by a person or group of affiliated persons that would result in such person or a group of affiliated persons beneficially owning ten percent (10%) or more of the outstanding Common Stock.

         Until the Rights become exercisable, the Rights will (i) be evidenced by the certificates representing shares of Common Stock, (ii) trade with the Common Stock, and any transfer of shares of Common Stock will also constitute a transfer of the associated Rights, and (iii) be surrendered for transfer with any shares of Common Stock, with which such Rights are associated, surrendered for transfer. Prior to the Distribution Date (or, if earlier, the expiration, redemption or exchange of the Rights as described below), share certificates issued after the Record Date upon the transfer or new issuance of Common Stock shall reference the Rights by appropriate notation. When the Rights become exercisable, they will detach and trade separately from the shares of Common Stock. As soon as practicable thereafter, separate certificates representing the Rights will be mailed to registered holders.

         The Rights will "flip-in" and entitle the holder to purchase at the Purchase Price that number of shares of Common Stock having a market value of two times such Purchase Price (or, under certain circumstances, an amount of cash equal to two times such Purchase Price) upon the occurrence of any or all of the following events: (i) a person or group of affiliated persons becomes an Acquiring Person; (ii) an Acquiring Person engages in certain self-dealing transactions with the Company; or (iii) the Company consummates a capital restructuring that has the effect of increasing by more than one percent (1%) the proportionate share of the equity of the Company or a subsidiary thereof owned by an Acquiring Person. Upon the occurrence of any of the events listed in clauses (i) through (iii) (or the Distribution Date, if earlier), Rights held by an Acquiring Person (from and after the date upon which the Acquiring Person became such) shall become null and void and nontransferable.

         If (i) the Company is acquired in a merger or other business combination by an Acquiring Person and the Company is not the surviving corporation, (ii) an Acquiring Person merges with the Company and the Company is the surviving corporation, but its shares of Common Stock are changed or exchanged, or (iii) fifty percent (50%) or more of its assets or earning power are sold to an Acquiring Person, then each of the Rights will "flip-over" and will entitle the holder to purchase that number of shares of common or other capital stock of the acquiring entity which at the time of such transaction would have a market value of two times the Purchase Price (or, under certain circumstances, an amount of cash equal to two times such Purchase Price). Upon the occurrence of any such event (or the Distribution Date, if earlier), Rights held by the Acquiring Person (from and after the date upon which the Acquiring Person became such) engaging in the transactions set forth in the preceding sentence shall become null and void and nontransferable.

         At any time after a person or group of affiliated persons becomes an Acquiring Person and until any person or group of affiliated persons beneficially owns fifty percent (50%) or more of the then-outstanding Common Stock, the Board of Directors may exchange all or part of the then-outstanding Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per one Right. In such event, the right to exercise the Rights terminates and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the exchange ratio.

         The Purchase Price and the number of shares of Cumulative Redeemable Serial Preferred Stock or Common Stock (or common shares of an acquiror) to be purchased or received upon exercise or exchange of the Rights are subject to adjustment from time to time.

         The Board of Directors may redeem the Rights in whole, but not in part, at a price of $.005 per Right (the "Redemption Price") at any time prior to the earlier of (i) the first date of public announcement by the Company that an Acquiring Person has become an Acquiring Person or (ii) April 22, 2007 (the "Final Expiration Date").

         The terms of the Rights are set forth in a Rights Agreement, dated as of April 23, 1997 (the "Rights Agreement"), by and between the Company and The Bank of New York, as successor Rights Agent to KeyBank National Association (the "Rights Agent"). Prior to the date the Rights cease to be redeemable, the provisions of the Rights Agreement may be supplemented or amended by the Board of Directors and the Rights Agent, without the approval of any holders of the Rights or Common Stock, in any manner, except for a supplement or amendment which decreases the stated Redemption Price to an amount less than $.005 per Right. From and after the date the Rights cease to be redeemable, the Rights Agreement may be supplemented or amended without the approval of any holders of the Rights or Common Stock to (i) cure any ambiguity, (ii) correct or supplement defective or inconsistent provisions, (iii) shorten or lengthen any time period under the Rights Agreement, or (iv) supplement or amend any other provision as the Board of Directors may deem necessary or desirable, provided that such supplement or amendment shall not decrease the stated Redemption Price to an amount less than $.005 per Right or otherwise adversely affect the interests of the Rights holders.

         The foregoing description of the Rights Plan does not purport to be complete and is qualified in its entirety to the Rights Agreement, which is incorporated herein by reference and was filed with the Commission as an Exhibit to a Registration Statement on Form 8-A, dated April 24, 1997.

                             DESCRIPTION OF WARRANTS

         The Company may issue warrants for the purchase of Debt Securities ("Debt Warrants") or Common Stock ("Common Stock Warrants" and, together with the Debt Warrants, the "Warrants"). Warrants may be issued independently or together with any other Securities and may be attached to or separate from such other Securities.

         The Warrants will be issued under Warrant Agreements (as defined below) to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all to be set forth in the applicable Prospectus Supplement relating to any or all Warrants in respect of which this Prospectus is being delivered. Copies of the form of agreement for each Warrant (each a "Debt Securities Warrant Agreement" or a "Common Stock Warrant Agreement", as the case may be, or collectively, the "Warrant Agreements"), including the forms of certificates representing the Warrants (the "Debt Warrant Certificates" or the "Common Stock Warrant Certificates", as the case may be, or collectively, the "Warrant Certificates"), and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, are or will be filed as exhibits to the Registration Statement of which this Prospectus forms a part.

         The following description sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants to which any Prospectus Supplement may relate and to the extent, if any, to which such general provisions may apply to the Warrant so offered will be described in the applicable Prospectus Supplement. The following summary of certain provisions of the Warrants, Warrant Agreements and Warrants Certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all of the provisions of the Warrant Agreements and Warrant Certificates, including the definitions therein of certain terms.

DEBT WARRANTS

         The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and Debt Warrant Certificates representing such Debt Warrants, including the following:

         (a) the title for such Debt Warrants;

         (b) the aggregate number of such Debt Warrants;

         (c) the price or prices at which such Debt Warrants will be issued;

         (d) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants;

         (e) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such security;

         (f) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable;

         (g) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which such principal amount of Debt Securities may be purchased upon such exercise;

         (h) the date on which such right shall expire;

         (i) the maximum or minimum number of such Debt Warrants which may be exercised at any time;

         (j) a discussion of the material United States federal income tax considerations applicable to the exercise of such Debt Warrants; and

         (k) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

COMMON STOCK WARRANTS

         The applicable Prospectus Supplement will describe the terms of the Common Stock Warrants offered thereby, the Warrant Agreement relating to such Common Stock Warrants and the Common Stock Warrant Certificates representing such Common Stock Warrants, including the following:

         (a) the title of such Common Stock Warrants;

         (b) the securities for which such Common Stock Warrants are exercisable;

         (c) the price or prices at which such Common Stock Warrants will be issued;

         (d) the number of shares of Common Stock purchasable upon exercise of each Common Stock Warrant and the price at which such shares may be purchased upon such exercise;

         (e) the number of such Common Stock Warrants issued with each share of Common Stock;

         (f) any provisions for adjustment of the number or amount of shares of Common Stock receivable upon exercise of such Common Stock Warrants or the exercise price of such Common Stock Warrants;

         (g) if applicable, the date on and after which such Common Stock Warrants and the related shares of Common Stock will be separately transferable;

         (h) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of such Common Stock Warrants;

         (i) any other terms of such Common Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Common Stock Warrants;

         (j) the date on which the right to exercise such Common Stock Warrants shall commence, and the date on which such right shall expire; and

         (k) the maximum or minimum number of such Common Stock Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

         Each Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities or such number of shares of Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or to be determinable as set forth in, the applicable Prospectus Supplement relating to the Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement at any time up to the close of business New York City time on the expiration date set forth in the applicable Prospectus Supplement. After the close of business New York City time on the expiration date, unexercised Warrants will become void. Upon receipt of payment and the Warrant Certificate properly completed and duly executed, the Company will, as soon as practicable, issue the Debt Securities or Common Stock, as the case may be, purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

NO RIGHTS OF SECURITY HOLDER PRIOR TO EXERCISE

         Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities or Common Stock, as the case may be, purchasable upon such exercise and will not be entitled to (i) in the case of Debt Warrants, payments of principal, premium, if any, or interest on the Debt Securities purchasable upon such exercise or (ii) in the case of Common Stock Warrants, the right to vote or to receive dividend payments on the Common Stock purchasable upon such exercise.

EXCHANGE OF WARRANT CERTIFICATES

         Warrant Certificates will be exchangeable for new Warrant Certificates of different denominations at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement.

                              PLAN OF DISTRIBUTION

         The Company may sell Securities offered hereby to one or more underwriters for public offering and sale by them or may offer and sell Securities to investors directly or through agents or dealers. Any such underwriter, agent or dealer involved in the offer and sale of the Securities will be named in the Prospectus Supplement. Securities offered pursuant to a particular Prospectus Supplement are referred to herein as "Offered Securities". The Company may also sell Offered Securities to an agent as principal.

         Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company may also, from time to time, authorize underwriters acting as its agents to offer and sell the Offered Securities upon the terms and conditions set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters or agents acting on the Company's behalf may be deemed to have received compensation from the Company or from purchasers of Offered Securities for whom they may act as agent in the form of underwriting discounts or commissions. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

         If a dealer is used in the sale of the Offered Security in respect of which this Prospectus is delivered, the Company will sell such Offered Security to such dealer, as principal. The dealer may then resell such Offered Security to the public at varying prices to be determined by such dealer at the time of resale.

         Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be "underwriters" under the Securities Act, and any discounts and commission received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with the Company to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

         If so indicated in an applicable Prospectus Supplement, the Company will authorize dealers acting as its agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount or offering price of Offered Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company.

         Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the Common Stock in connection with an offering of Common Stock, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of Debt Securities in the open market after distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of Debt Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

         The anticipated date of delivery of Offered Securities will be set forth in the applicable Prospectus Supplement relating to each offer.

         The Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the Securities.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Securities will be passed upon for the Company by Louis E. Stellato, Vice President, General Counsel and Secretary of the Company. At June 30, 1998, Mr. Stellato beneficially owned approximately 37,500 shares of Common Stock of the Company and held options to purchase an additional 120,600 shares of Common Stock of which 84,266 shares were exercisable at such date.

                                     EXPERTS

         The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                            Page
                                                            ----

                 PROSPECTUS

Available Information....................................      2
Incorporation of Certain Documents
  by Reference...........................................      2
The Company..............................................      3
Use of Proceeds..........................................      3
Ratio of Earnings to Fixed Charges.......................      3
Description of Debt Securities...........................      3
Description of Common Stock..............................     13
Description of Warrants..................................     16
Plan of Distribution.....................................     18
Legal Matters............................................     19
Experts..................................................     19





U.S. $1,500,000,000



The Sherwin-Williams
Company


Securities



                                    [SW LOGO]











Prospectus

September 8, 1998